                                                                    Exhibit 4.1

                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (this "AGREEMENT"), dated as of October 24, 2001, is entered into by and between FLEETWOOD ENTERPRISES, INC., a Delaware corporation with offices at 3125 Myers Street, Riverside, CA 92503 (the "COMPANY"), and ACQUA WELLINGTON PRIVATE PLACEMENT FUND, LTD., a company organized under the laws of the Commonwealth of the Bahamas, with offices c/o Fortis Fund Services (Bahamas) Ltd., Montague Sterling Centre, East Bay Street, P. O. Box SS-6238, Nassau, Bahamas (the "PURCHASER"), for the purchase and sale of shares of the common stock, par value $1.00 per share (the "COMMON STOCK"), of the Company by the Purchaser, in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser and Purchaser shall purchase shares of the Common Stock; and

         WHEREAS, such purchase and sale will be made in reliance upon the provisions of Section 4(2) and Rule 506 of Regulation D ("REGULATION D") of the United States Securities Act of 1933, as amended and regulations promulgated thereunder (the "SECURITIES ACT"), and/or upon such other exemption(s) from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

         NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Purchaser hereby agree as follows:

         1.       PURCHASE PRICE.

                  (a) Upon the following terms and subject to the conditions contained herein, the Purchaser hereby agrees to purchase 2,209,945 shares of the Company's Common Stock (the "SHARES") at a per share price of $9.05 and for an aggregate purchase price of $20,000,000 (the "PURCHASE PRICE").

                  (b) The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock, to effect the issuance of the Shares.

                  (c) The closing (the "CLOSING") under this Agreement shall take place at the offices of the Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 at 1:00 p.m. (eastern time) upon the satisfaction of each of the conditions set forth in Section 4 hereof (the "CLOSING DATE").


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                  (d) The Company shall deliver to the Purchaser on or prior to the Closing Date a certificate representing the Shares. Upon receipt of the certificate representing the Shares, the Purchaser shall pay the Purchase Price therefor by check, wire transfer or such other form of payment as shall be mutually agreed upon by the Company and the Purchaser.

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser represents and warrants to the Company, and covenants for the benefit of the Company, as follows:

                  (a) This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations as provided hereunder and thereunder.

                  (b) The Purchaser has received and carefully reviewed copies of the Public Documents (as hereinafter defined) and has access to the Commission Documents (as hereinafter defined). The Purchaser understands that no federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Shares and that no federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Shares. The Purchaser, in making the decision to purchase the Shares, has relied upon independent investigation made by it and its advisors, if any, and has not relied on any information or representations made by third parties or by the Company or its officers, directors, employees, agents, accountants or attorneys. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

                  (c) The Purchaser understands that the Shares are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.


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                  (d) The Purchaser is, and at all times relevant to the
offer to sell the Shares was, an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

                  (e) The Purchaser is and will be acquiring the Shares for such Purchaser's own account, for investment, and not with a view to any resale or distribution of the Shares in whole or in part, in violation of the Securities Act or any applicable securities laws.

                  (f) The offer and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and Regulation D promulgated under the Securities Act. The Purchaser understands that the Shares purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Shares can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or, in the opinion of counsel for the Company, an exemption from registration under the Securities Act is available (and then the Shares may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws to the reasonable satisfaction of counsel for the Company). The Purchaser will not sell any of the Shares in violation of this Section 2(f).

                  (g) The Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company; and (ii) recognizes that such Purchaser's investment in the Company involves a high degree of risk.

                  (h) The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and such Purchaser is capable of bearing the entire loss of its investment in the Shares.

                  (i) The Purchaser is neither a registered broker-dealer nor an affiliate of a registered broker-dealer.

                  (j) Neither the Purchaser nor any of its affiliates, officers or agents will solicit any material non-public information from the Company.

                  (k) The Purchaser has no agreement or arrangement with the Company or with any third party for the sale or disposition of the Common Stock to be purchased pursuant to this Agreement.

                  (l) The Purchaser covenants with the Company as follows:
The Purchaser's trading and distribution activities with respect to the Shares will be in compliance with all applicable state and federal securities laws, rules and regulations (including, without limitation, regulation M promulgated under the Securities Act) and the rules and regulations of the New York Stock Exchange. Neither the Purchaser nor any of its affiliates (as that term is defined in Rule 405 promulgated under the Securities Act) has taken, nor will any of them take, directly or


                                       7
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indirectly, any action designed to cause or that would result in, or which constitutes or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the purchase, sale or resale of the Common Stock or the Shares.

                  (m) The Purchaser is a company duly organized, validly existing and in good standing under the laws of the Commonwealth of the Bahamas.

                  (n) The execution and delivery of this Agreement and the Registration Rights Agreement, the acquisition of any of the Shares and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement by the Purchaser, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of Purchaser's organizational documents, or (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Purchaser.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to the Purchaser, and covenants for the benefit of the Purchaser, as of the date of this Agreement, that except as set forth in the disclosure schedule of even date hereof delivered to Purchaser by the Company (the "DISCLOSURE SCHEDULE"), which exceptions shall be deemed to be a part of and to qualify the representations and warranties to which they refer as if made hereunder:

                  (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any effect on the business, prospects, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole.

                  (b) The Company has furnished the Purchaser with copies of the Company's most recent Annual Report on Form 10-K for fiscal year ended April 29, 2001 (the "FORM 10-K") filed with the Securities and Exchange Commission (the "COMMISSION") and its Form 10-Q for the quarterly period ended July 29, 2001 (the "FORM 10-Q"; collectively with the Form 10-K, the "PUBLIC DOCUMENTS"). The Public Documents at the time of their filing did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. As used herein, "Commission Documents" means all reports, schedules, forms, statements and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act.


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                  (c) The Shares have been duly authorized by all necessary
corporate action and, when paid for by the Purchaser and issued in accordance with the terms hereof, the Shares shall be validly issued, will be fully paid and non-assessable.

                  (d) Each of this Agreement and the Registration Rights Agreement attached hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT") has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

                  (e) The execution and delivery of this Agreement and the Registration Rights Agreement, the issuance of any of the Shares and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of,
(A) the Company's certificate of incorporation or by-laws, or (B) of any provision of any material indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

                  (f) The sale and issuance of the Shares in accordance with the terms and on the basis of the representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

                  (g) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated by this Agreement (other than any filings which may be required to be made by the Company with the Commission, or New York Stock Exchange or pursuant to any state or "blue sky" securities laws, and, any registration statement which have been made or may be filed pursuant to this Agreement).

                  (h) There is no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against or affecting the Company, or any of its properties, which questions the validity of this Agreement, the Registration Rights Agreement or the transactions contemplated thereby or any action taken or to be take pursuant thereto. Except as described in the Public Documents, there is no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

                  (i) Subsequent to the dates as of which information is given in the Public Documents, except as contemplated herein, the Company has not incurred any material liabilities or material obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business.

                  (j) The Company has sufficient title and ownership of all trademarks, service marks, trade names, copyrights, patents, trade secrets and other proprietary rights ("INTELLECTUAL PROPERTY") necessary for its business as now conducted and as proposed to be conducted as described in the Public Documents or the Commission Documents, except for any of such Intellectual Property, the absence of which would not reasonably be likely to result in a Material Adverse Effect, and to its knowledge without any conflict with or infringement of the rights of others. Except as set forth in the Public Documents, Commission Documents or on Schedule 3(j) of the Disclosure Schedule, there are no material outstanding options, licenses or agreements of any kind relating to the Intellectual Property, nor is the Company bound by or party to any material options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity.

                  (k) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any of the Shares.

                  (l) None of this Agreement, the Disclosure Schedule or the Registration Rights Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                  (m) The authorized capital stock of the Company and the shares thereof issued and outstanding as of October 22, 2001 are set forth on
SCHEDULE 3(M) of the Disclosure Schedule. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement, the Public Documents, the Commission Documents or on SCHEDULE 3(M) of the Disclosure Schedule, as of October 22, 2001, no shares of Common Stock are entitled to preemptive rights


                                       10
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or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement, in the Public Documents, the Commission Documents or on SCHEDULE 3(M) of the Disclosure Schedule, as of the date hereof, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as disclosed in the Commission Documents or on SCHEDULE 3(M) of the Disclosure Schedule, and except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, as of the date hereof, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied in all material respects with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "CERTIFICATE"), and the Company's Bylaws as in effect on the date hereof (the "BYLAWS").

                  (n) Prior to the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Company will use all reasonable commercial best efforts to list the Shares for trading on the New York Stock Exchange or any relevant market or system on which the Shares are listed or quoted, if applicable, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the New York Stock Exchange or any relevant market or system.

                  (o) The Company may not issue a press release or otherwise make a public statement or announcement with respect to the transaction contemplated hereby prior to the Closing Date without the consent of the Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned. In the event that the Company is required by law or regulations to issue a press release or otherwise make a public statement or announcement with respect to this Agreement prior to or after the Closing Date, the Company shall reasonably consult with the Purchaser on the form and substance of such press release or other disclosure.

                  (p) The Company may enter into an agreement with a third party before the effectiveness of the registration statement covering the Shares, the principal purpose of which is to secure equity financing (an "OTHER FINANCING"), provided the price per share paid for the financing is greater than the Purchaser's average purchase price. If the Company enters into an Other Financing at a price per share less than the Purchaser's average purchase price, the Company will issue additional shares to the Purchaser based on standard "weighted average" anti-dilution formula (the "ANTI-DILUTION SHARES"). If issued, the Anti-Dilution Shares shall be registered in a separate registration statement.


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                  (q) Neither the Company nor any of its officers or agents
shall disclose any material non-public information about the Company to the Purchaser.

         4. CONDITIONS PRECEDENT: The obligations hereunder of both the Company and the Purchaser to enter into this Agreement are subject to their satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's and the Purchaser's sole benefit respectively, and they may waive their own rights at any time in their sole discretion.

                  (a) The parties shall have executed and delivered this Agreement and the Registration Rights Agreement.

                  (b) The Company shall have delivered certificates evidencing the Shares to the Purchaser.

                  (c) Upon receipt of the certificates evidencing the Shares, the Purchaser shall have delivered to the Company immediately available funds as payment in full of the Purchase Price for the Shares.

                  (d) The Purchaser shall have received a legal opinion in substantially the form annexed hereto as Exhibit A.

         5. LEGENDS. Unless otherwise provided below, each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (the "LEGEND"):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR FLEETWOOD ENTERPRISES, INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION, IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, OF COUNSEL WHO IS REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED."

         6. FEES AND EXPENSES. Each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement and the Registration Rights Agreement; except that the Company shall pay on the Closing Date, all


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reasonable legal fees and expenses, exclusive of disbursements and out-of-pocket expenses, incurred by the Purchaser of up to $25,000 in connection with the preparation, negotiation, execution and delivery of this Agreement and the Registration Rights Agreement.

         7.       INDEMNIFICATION.

                  (a) The Company hereby agrees to indemnify and hold harmless the Purchaser and its officers, directors, shareholders, employees, agents, accountants and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon any breach of any representation or warranty made by the Company in this Agreement.

                  (b) The Purchaser hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents, accountants and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Purchaser, (ii) any omission or alleged omission of a material fact with respect to the Purchaser or (iii) any breach of any representation, warranty or agreement made by the Purchaser in this Agreement.

         8. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth at
Section 9 herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         9. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

                           (a)     if to the Company:

                                   Fleetwood Enterprises, Inc.
                                   3125 Myers Street
                                   Riverside,  CA  92503
                                   Tel. No.: (909) 351-3500
                                   Fax No.: (909) 351-3690
                                   Attn: Forrest D. Theobald, General Counsel

                                   with a copy to:


                                   Gibson, Dunn & Crutcher LLP
                                   4 Park Plaza
                                   Irvine, CA 92614
                                   Tel. No.:  (949) 451-3802
                                   Fax No.:  (949) 451-4220
                                   Attn:  Mark W. Shurtleff

                           (b)     if to the Purchaser:

                                   Acqua Wellington Private Placement Fund, Ltd. c/o Fortis Fund Services (Bahamas) Ltd. Montague Sterling Centre
                                   East Bay Street, P. O. Box SS-6238
                                   Nassau, Bahamas
                                   Attn:  Anthony L.M. Inder Rieden
                                   Tel. No.: (242) 394-2700
                                   Fax No.: (242) 394-9667

                                   with a copy to:

                                   Jenkens & Gilchrist Parker Chapin LLP
                                   The Chrysler Building
                                   405 Lexington Avenue
                                   New York, New York 10174
                                   Attn:  Christopher S. Auguste
                                   Tel. No.: (212) 704-6000
                                   Fax No.: (212) 704-6288

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

         10. ENTIRE AGREEMENT. This Agreement and the Registration Rights Agreement constitute the entire understanding and agreement of the parties with respect to the Shares to be purchased hereby and supersede all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

         11. COUNTERPARTS. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  [end of page]

         IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

                                       FLEETWOOD ENTERPRISES, INC.

                                       By:   /s/ Forrest D. Theobald
                                          ------------------------------------
                                          Name:     Forrest D. Theobald
                                          Title:    Vice President



                                       ACQUA WELLINGTON PRIVATE PLACEMENT
                                       FUND, LTD.

                                       By:  :   /s/ Richard Colpron
                                          ------------------------------------
                                          Name:  Richard Colpron
                                          Title:  Vice President

                                EXHIBIT A TO THE
                         COMMON STOCK PURCHASE AGREEMENT
                               OPINION OF COUNSEL

         Opinions to be given by special counsel to the Company

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under the Transaction Documents.

         2. The execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all necessary corporate action of the Company, and each of the Transaction Documents has been duly executed and delivered by or on behalf of the Company. Each of the Transaction Documents constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         3. When issued in accordance with the Purchase Agreement and after the Company's receipt of payment for the Shares, the Shares will be duly authorized, validly issued, fully paid and nonassessable. The Shares are not subject to any preemptive rights provided for in the Certificate of Incorporation or Bylaws of the Company, each as amended to date.

         4. The execution and delivery of the Transaction Documents and the performance by the Company of its obligations thereunder, do not (A) violate any provision of the Certificate of Incorporation or Bylaws of the Company, each as amended to date, or (B) violate applicable Delaware General Corporation Law or any U.S. federal law or regulation applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated in the Transaction Documents.

         5. Assuming the accuracy of the representations and warranties of Purchaser and compliance by Purchaser with its agreements contained in the Transaction Documents, the issuance of the Shares does not violate, or require any authorization, consent, waiver or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law or regulation of the State of New York or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Transaction Documents, or the General Corporation Law of the State of Delaware, except for such authorizations, consents, waivers or approvals (i) as may be required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, or by the New York Stock Exchange, (ii) as may be required under any state securities or Blue Sky laws, (iii) as may be contemplated by the Registration Rights Agreement, (iv) as already have been obtained or will be obtained prior to the closing of the offer and sale of the Shares or (v) that, if not made or obtained, would not have a Material Adverse Effect.


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         6. Assuming the truth and accuracy of each of the representations and warranties of Purchaser set forth in the Purchase Agreement, and in reliance thereon without any independent investigation by us, and compliance by Purchaser with its agreements contained in the Purchase Agreement, no registration of the Shares under the Securities Act is required for the sale and delivery of the Shares to Purchaser on the date hereof, it being understood that we express no opinion on the resale of the Shares.

         Opinions to be given by general counsel to the Company

         7. The Company has the corporate power and authority to conduct its business as presently conducted by it and there are no jurisdictions in which, to my knowledge, the nature of the Company's properties or the transaction of its business, makes the Company's qualification to do business as a foreign corporation necessary, except for those jurisdictions in which the Company is qualified, to my knowledge, to do business as a foreign corporation or those jurisdictions in which failure to be so qualified would not have a Material Adverse Effect.

         8. To my knowledge, the Shares are free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

         9. The execution and delivery of the Transaction Documents and the performance by the Company of its obligations thereunder, do not (A) violate, conflict with or constitute a default under any material contract, commitment, trust or agreement of any kind known to me to which the Company is a party or by which it is bound or (B) to my knowledge, any judgment, decree, writ, order or injunction of any court or governmental authority binding upon the Company.

         10. Except as disclosed in the Public Documents (as defined in the Purchase Agreement), to my knowledge, there is no action, suit, proceeding or arbitration pending against or threatened against the Company before any court or arbitrator or any governmental body or agency which, if adversely determined, might reasonably be expected to result in a Material Adverse Effect, or which in any manner questions the validity of the Purchase Agreement and the issuance of the Shares pursuant thereto, or the Registration Rights Agreement.


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